UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

SIGNAL BAY, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code.)

541-633-4568
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02. Unregistered Sales of Equity Securities.

(1)

On May 6, 2016, Tangiers Global, LLC converted a $12,500.00 portion of the Tangiers Convertible note into 30,864,198 shares of common stock. The balance remaining on the Tangiers Convertible Note after this conversion is $85,018.73.

Item 7.01. Regulation FD Disclosure.

The Company has received questions and the Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q1. "What is the status of the strategic investment into Smith Scientific Industries d/b/a Kenevir Research?"

A. The Company has renegotiated the strategic investment with Kenevir Research to create more value for shareholders. Originally the Company was to acquire 40% of Kenevir Research. The Company is now proceeding with acquiring 80% of Kenevir Research. Legal agreements are being finalized and closing is projected to take place within the next few weeks.

Q2. "What is the status of the acquisition of Oregon Analytical Services?"

A2. The acquisition of Oregon Analytical Services is still moving forward. The due diligence process has taken longer than originally projected. We project the closing will take place prior to May 31, 2016.

Q3. Will the labs continue to operate under their individual brands or will they change to EVIO Labs?

A3. There is no plan at the current time to change Kenevir Research or Oregon Analytical Services to EVIO Labs. Both companies have built tremendous local market share and brand reputation and they are both registered with the Oregon Health Authority under their current names.

Q4. Have the labs been working together in the interim?

A4. Yes, the three labs have been working together since January under a sub-contracting relationship. This was accomplished so that we could provide increased service offerings to each labs customers and improve the service level provided by each lab. Average client service turn-around has been reduced by over 50% at Cannalytical Research and Oregon Analytical Services resulting in higher through-put and more satisfied customers.

Item 8.01. Other Events.

1)	On May 9, 2016, EVIO Labs launched a new website www.EVIOLABS.com.

2)

On May 11, 2016, the Deschutes County Commissioners approved the lifting of the ban to produce, process and retail "adult use" cannabis. This is an important step towards increasing the revenues and profitability of Cannalytical Research in Bend. There were over 1,840 producers "cultivators" registered with the Oregon Health Authority to grow "medical marijuana". Many of these producers want to grow cannabis for "adult use" and were prohibited until this ban was lifted.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: May 12, 2016	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO